Exhibit 99.3

For Immediate Release

Digital Ally, Inc. Expects 2007 Sales to Exceed $19 Million

COMPANY RETAINS NEW TRANSFER AGENT TO BE ELIGIBLE FOR NASDAQ CAPITAL MARKET LISTING

OVERLAND PARK, Kan., Dec. 6 /PRNewswire-FirstCall/ — Digital Ally, Inc. (OTC Bulletin Board: DGLY—News), which develops, manufactures and markets advanced video surveillance products for law enforcement, homeland security and commercial security applications, today announced that it has received a second installment payment in the amount of $1.9 million for DVM-500 In-Car Video Systems purchased by an international law enforcement agency in accordance with a $5.1 million order that was announced on November 29, 2007. Unit shipments commenced upon receipt of an initial installment payment in late November, and the entire order should be delivered to the customer during the fourth quarter of 2007 and the first quarter of 2008.

“I am pleased to report that our sales during the current quarter, to date, exceed $5.8 million, surpassing the Company’s previous quarterly record of $5.1 million in the three months ended September 30, 2007,” stated Stanton E. Ross, Chief Executive Officer of Digital Ally, Inc. “This will be our seventh consecutive quarter of record sales and should allow revenues for the full year to reach or exceed $19 million, compared with revenues of $4.1 million in 2006.”

The Company also announced that it has retained First American Stock Transfer, Inc. as its new transfer agent and amended its Bylaws to permit it to participate in a Direct Registration Program for its common stock. The Company took these steps to meet certain requirements for the listing of its common stock on The NASDAQ Capital Market. Digital Ally, Inc. announced its application for a NASDAQ Capital Market listing on November 15, 2007, which application is pending.

About Digital Ally, Inc.

Digital Ally, Inc. develops, manufactures and markets advanced technology products for law enforcement, homeland security and commercial security applications. The Company’s primary focus is the field of Digital Video Imaging and Storage. For additional information, visit http://www.digitalallyinc.com

The Company is headquartered in Overland Park, Kansas, and its shares are traded on the OTC Bulletin Board under the symbol “DGLY”.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this press release. A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following: the Company’s ability to raise sufficient capital to continue to implement its business plan; whether the Company’s application for a NASDAQ Capital Market listing will be approved; the Company’s ability to have its product offerings perform as planned or advertised; whether there will be a commercial market, domestically and internationally, for one or more of its products; its ability to commercialize its products and production processes, including increasing its production capabilities to meet orders; its ability to continue increasing revenue and profits; whether the Company will be able to adapt its technology to new and different uses, including being able to introduce new products; competition from larger, more established companies with far greater economic and human resources; its ability to attract and retain customers and quality employees; its ability to obtain patent protection on any of its products and, if obtained, to defend such intellectual property rights; the effect of changing economic conditions; and changes in government regulations, tax rates and similar matters. These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures. The Company cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

For Additional Information, Please Contact:

Stanton E. Ross, CEO at (913) 814-7774

or

RJ Falkner & Company, Inc., Investor Relations Counsel at (830) 693-4400 or

via email at info@rjfalkner.com